                                                                   EXHIBIT 10.18




================================================================================

                                  PEOPLEPC BV

                            SHAREHOLDERS' AGREEMENT

                                 June 30, 2000

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

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                                                 TABLE OF CONTENTS
                                                                                                               Page
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
1.   Certain Definitions......................................................................................    1

2.   Organization and Operation of Company....................................................................    2

     2.1      Organization....................................................................................    2
     2.2      Scope of Operations and Responsibilities........................................................    3

3.   Representations and Warranties of the Parties............................................................    3

     3.1      Investment......................................................................................    3
     3.2      Organization....................................................................................    3
     3.3      Authority.......................................................................................    4
     3.4      Government Consents, etc........................................................................    4
     3.5      Investigation...................................................................................    4
     3.6      Compliance with 1995 Act on the Supervision of the Securities Trade.............................    4

4.   Restrictions on Transferability..........................................................................    4

5.   Restrictive Legends......................................................................................    4

6.   Offering Rights..........................................................................................    5

7.   Financial Information....................................................................................    6

8.   Lockup Agreement.........................................................................................    6

9.   Right to Maintain........................................................................................    7

10.  Limitation on Ownership of Company Securities............................................................    8

11.  Right of First Refusal...................................................................................    9

     11.1     Grant of Right; Exercise or Right...............................................................    9
     11.2     Assignment of Right.............................................................................   10

12.  Conversion...............................................................................................   10

     12.1     Optional Conversion of Preferred Stock or Class B Common Shares.................................   10
     12.2     Automatic Conversion of Preferred Stock.........................................................   10
     12.3     Original Issue Price and Conversion Price.......................................................   10
     12.4     Adjustment of Conversion Prices.................................................................   11
     12.5     Mechanics of Optional and Automatic Conversions.................................................   12

                                  TABLE OF CONTENT
                                    (continued)

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13.  Purchase Rights.........................................................................................    13

14.  Voting Agreement with Respect to the Board of Directors.................................................    13

     14.1     Election of Directors..........................................................................    13
     14.2     Removal........................................................................................    13
     14.3     Super-majority Vote............................................................................    13
     14.4     Quorum.........................................................................................    14

15.  Shareholder Voting......................................................................................    14

     15.1     Approval of Certain Shareholders...............................................................    14
     15.2     Class B Common Shares..........................................................................    15
     15.3     Form of Dividend Consideration.................................................................    15

16.  Amendment...............................................................................................    15

17.  Start-up Expenses.......................................................................................    15

18.  Closing Conditions......................................................................................    15

     18.1     Conditions to Obligations of the Parties.......................................................    15
     18.2     Conditions to Obligations of the Company.......................................................    16

19.  Governing Law...........................................................................................    16

20.  Entire Agreement; Conflict..............................................................................    17

21.  Notices, etc............................................................................................    17

22.  Counterparts............................................................................................    18

                                   EXHIBITS


A.   License Agreement

B.   Master Services Agreement

C.   Articles of Association

D.   Form of Warrant

                                  PEOPLEPC BV

                            SHAREHOLDERS' AGREEMENT

     This Shareholders' Agreement (this "Agreement") is made effective as of June 30, 2000, by and among (i) PeoplePC BV, a Dutch company (the "Company"),
(ii) PeoplePC, Inc., a Delaware corporation ("PPC U.S."), (iii) Olive Hill Investments N.V., a company organized under the laws of the Netherlands Antilles ("PPC N.A.") and an indirect wholly owned subsidiary of PPC U.S., (iv) @viso Limited, a company organized under the laws of the United Kingdom ("@viso") and an affiliate of both Softbank Corp., a company organized under the laws of Japan ("Softbank") and Vivendi S.A., a company organized under the laws of France ("Vivendi") and (v) Softbank Capital Partners LP, a Delaware limited partnership ("SBCP") and an affiliate of Softbank (PPC U.S., PPC N.A., @viso and SBCP, together, the "Parties" and each individually, a "Party").

                                   RECITALS

WHEREAS, PeoplePC Intl., Ltd., a company organized under the laws of the British Virgin Islands ("PPC B.V.I."), the parent company of PPC N.A. and a wholly owned subsidiary of PPC U.S., desires to license certain technology to PeoplePC U.K., Ltd., a company organized under the laws of the United Kingdom ("PPC U.K.") and currently a wholly owned subsidiary of PPC B.V.I., pursuant to the License Agreement by and between PPC B.V.I. and PPC U.K. having substantially the form attached hereto as Exhibit A (the "License Agreement");
                   ---------

WHEREAS, Vivendi and Softbank desire to associate themselves through their affiliates, @viso and SBCP, as shareholders of the Company, and to enter into that certain Master Services Agreement with the Company, PPC U.S., PPC N.A., @viso and PPC U.K. having substantially the form attached hereto as Exhibit B
                                                                    ---------
(the "Services Agreement") for the purpose of protecting and maintaining their investment in the Company through such affiliates;

WHEREAS, PPC U.S. desires to associate itself through its affiliate, PPC N.A., as a shareholder of the Company, and to enter into the Services Agreement with the Company, PPC U.S., PPC N.A., Softbank, Vivendi, @viso and PPC U.K. for the purpose of protecting and maintaining its investment in the Company through its affiliate;

WHEREAS, it is deemed in the best interest of the Company, PPC U.S., PPC N.A., @viso and SBCP that all such parties execute this Agreement for the purpose of continuity and stability of ownership of the Company, to the extent and upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of these premises and the mutual covenants herein set forth, the parties hereby agree as follows:

     1.   Certain Definitions.  As used in this Agreement, the following terms
          -------------------
shall have the following respective meanings:

          "affiliate" means any person who controls, or is controlled by or under common control with, the affiliated party.

          "Company Securities" means any of the Company's capital stock, any securities convertible into or exchangeable for such capital stock, or any other right to acquire such capital stock (except, in any case, by way of stock dividends or other distributions or offerings made available to holders of any such capital stock generally).

          "Conversion Stock" means the Company's Class A Common Stock issued or issuable pursuant to conversion of the Company's Class B Common Stock, Series A Preferred Shares, Series B Preferred Shares and Warrant Shares issued hereunder, including any Class A Common Shares issued or issuable in respect of the foregoing shares upon any stock split, stock dividend, recapitalization or similar event.

          "Holder" means (i) any Party holding Conversion Stock and (ii) any person holding Conversion Stock to whom the rights under this Agreement have been transferred or assigned in accordance with the terms hereof.

          "IPO" shall mean the Company's initial public offering of Class A Common Shares.

          "PeoplePC" means PPC U.S. and/or its affiliates (except the Company and PPC U.K.).

          "person" shall mean any person, individual, corporation, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

     2.   Organization and Operation of Company.
          -------------------------------------

          2.1  Organization.
               ------------

               (a)  On or before the date on which the closing conditions in
Section 18 are either accomplished or waived (the "Closing Date") (i) the Company will amend its deed of incorporation containing the Articles of Association of the Company such that the Amended Articles of Association shall be substantially in the form of Exhibit C hereto, (ii) @viso, or an affiliate of @viso that also agrees to be bound by the terms of this Agreement, will subscribe to 11,666,667 shares of Series A Preferred Stock, par value EUR.01 ("Series A Preferred Shares") for a cash contribution of $35,000,000 and 5,000,000 shares of Series B Preferred Stock, par value EUR.01 ("Series B Preferred Shares," together with Series A Preferred Shares, "Preferred Shares" or "Preferred Stock") for a cash contribution of $15,000,000 (iii) SBCP will receive a warrant to acquire up to 2,380,952 shares of Series A Preferred Stock (the "Warrant Shares"), which warrant shall have an aggregate exercise price of $7,142,857 and such other terms as are specified in the warrant attached as Exhibit D hereto (the "Warrant"), (iv) PPC B.V.I. shall have assigned to PPC N.A. all of the outstanding shares of PPC U.K., (v) PPC N.A. shall have assigned to the Company all of the outstanding shares of PPC U.K. it received from PPC B.V.I., and (vi) 2,000 shares of the Company, par value EUR10.00, owned by PPC N.A., which represent all of the outstanding capital stock of the Company prior to the Closing Date, shall be converted automatically to 30,952,381 Class B Common Shares, par value EUR.03 (the "Class B Common Shares," together with the Class A Common Shares (defined below), the "Common Shares" or "Common Stock"). The Warrant shall become exercisable, and must be exercised (i) at the request of the Company, but no sooner than six months after the Closing Date or (ii) immediately prior to (A) an acquisition, sale or merger of or by the Company resulting in a change in control of the Company, (B) a merger of the Company with and into PeoplePC, or acquisition of all of the Company's assets or shares by PeoplePC or (C) the Company's IPO, on terms and conditions more fully set forth therein.

               (b) Initially, up to 7,142,857 Class A Common Shares, par value EUR.01 (the "Class A Common Shares") (subject to adjustment for stock splits, combinations and other changes in capitalization) may be issued to a foundation, which will issue depository receipts therefor to employees, directors and consultants of the Company pursuant to stock option or award plans adopted by the Board of Directors of the Company and applicable laws.

          2.2  Scope of Operations and Responsibilities.
               ----------------------------------------

               (a) Notwithstanding the extent of the objects set forth in its Articles of Association, the Company will have the right to conduct the Local Business in the Territory (as such terms are defined in the License Agreement) and such other activities as may be approved by the Board of Directors in accordance with the terms of the License Agreement and Section 13.3 hereof.

               (b)  PeoplePC will provide, pursuant to the License Agreement:
(i) all PeoplePC Technology and PeoplePC Brand (as such terms defined in the License Agreement) that PeoplePC has a right to license and (ii) certain technology, maintenance, and technical support in either case which are necessary and appropriate for the Company to launch and operate its business in the Territory in the manner presently contemplated.

     3.   Representations and Warranties of the Parties. Each Party hereby
          ---------------------------------------------
represents and warrants to the Company and the other Parties as follows:

          3.1  Investment. It will acquire the Company Securities acquired
               ----------
pursuant to this Agreement for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. It understands that the Company Securities acquired by it pursuant to this Agreement have not been, and will not be, registered or qualified for sale to the public (unless sold in connection with a public offering by the Company) under the Securities Act of 1933, as amended, or otherwise.

          3.2  Organization. It is an entity duly organized and validly existing
               ------------
and in good standing under the laws of the jurisdiction of its organization, with all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.

          3.3  Authority. It has all corporate right, power and authority to
               ---------
enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its behalf. This Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of any obligation under any provision of its charter documents or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to it.

          3.4  Government Consents, etc. No consent, approval or authorization
               ------------------------
of or designation, declaration or filing with any governmental authority on its part is required in connection with the valid execution and delivery of this Agreement, or the subscription for the offer or issuance of the Company Securities hereunder or upon exercise of the Warrant or the consummation of any other transaction contemplated hereby.

          3.5  Investigation. It has had a reasonable opportunity to discuss the
               -------------
Company's business, management and financial affairs with the Company's management and it has received satisfactory responses from management of the Company to its inquiries.

          3.6  Compliance with 1995 Act on the Supervision of the Securities
               -------------------------------------------------------------
Trade. It is a person who trades or invests in securities in the conduct of its
-----
profession or trade (which persons include banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, other institutional investors and commercial enterprises which as an ancillary activity regularly invest in securities).

     4.   Restrictions on Transferability. No Party shall assign, sell, pledge
          -------------------------------
or otherwise transfer its Company Securities except (i) to an affiliate of such Party which agrees to be bound by the terms of this Agreement as though named as a party hereto, (ii) with the prior written consent of each other Party, or
(iii) to the Company (to the extent permitted under Dutch law) or any person or group approved by the Company in accordance with Section 11 below; provided, however, that any such transfer permitted by the foregoing provisions of this paragraph shall be made in compliance with applicable securities laws and
Section 8 hereof, and no such transfer otherwise permitted by the foregoing provisions of this paragraph shall be made to a competitor of the Company, as determined by the Company's Board of Directors.

     5.   Restrictive Legends. Each certificate representing Conversion Stock
          -------------------
shall (unless otherwise permitted by the provisions of Section 4 above) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any other legends required by agreement or by applicable securities laws):

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, A LOCKUP OF 180 DAYS AND RIGHTS OF FIRST REFUSAL SET FORTH IN A CERTAIN SHAREHOLDERS' AGREEMENT DATED AS OF JUNE 30, 2000, A COPY OF WHICH MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES.

          Each Holder consents to the Company making a notation on its records and giving stop transfer instructions to any transfer agent of its Company Securities in order to implement the restrictions on transfer established in this Agreement.

     6.   Offering Rights.
          ---------------

               (a) If, following the earlier of (i) four years from the date hereof and (ii) six months after the IPO, the Company shall receive a written request from a Holder or Holders of a majority of the Conversion Stock (subject to adjustment for stock splits, combinations and other changes in capitalization) to effect a public offering of at least $20,000,000 in proposed aggregate offering price, the Company shall, as soon as practicable, file or take other action to allow such an offering of the Conversion Stock which the Holders request to be offered; provided, however, that the Company shall only be obligated to effect two such offerings under this Section 6(a). The Company shall not be obligated to effect any offering within 180 days after the effective date of a previous offering. In addition, if the equity securities of the Company are eligible for public sale by a short-form or abbreviated offering prospectus, each Holder will be entitled to require the Company to effect an offering of its Conversion Stock in such a manner, provided the proposed offering price, net of discounts and commissions, is more than $10,000,000. The Company may postpone for up to 180 days action to effect an offering pursuant to this Section 6(a) if the Board of Directors determines that such offering could reasonably be expected to have a material adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction, or on the Company as a whole.

               (b) If the Company prepares documentation in connection with the public offering of the Company's Class A Common Shares or Conversion Stock (including any offering for other Holders) other than the IPO or an offering relating solely to securities in an employee stock option, bonus or other compensation plan or in connection with an acquisition, merger or other business combination, the Company shall so notify the Holders and each Holder may have any portion of its Conversion Stock included in such offering. Notwithstanding any other provision of this Section 6(b), if the underwriters managing such offering advise the Company in writing that the number of Class A Common Shares or Conversion Stock proposed to be sold in any such offering is greater than the number which they believe feasible to sell at that time upon the terms approved by the Company, there shall be included in such offering and underwriting (i) first, the number of Class A Common Shares proposed to be sold by the Company and (ii) second, the number Conversion Stock to be sold by selling Holders on a pro-rata basis based upon the number of Conversion Stock that each such Holder desires to offer.

               (c) In connection with any offering of Conversion Stock effected pursuant to this Section 6, the selling Holder(s) shall be responsible for any underwriting discounts and commissions applicable to their Conversion Stock and the Company shall, to the extent legally permitted, be responsible for all other expenses, including, without limitation, all filing, printers and accounting expenses, and fees and disbursements of counsel for the Company and one counsel for the selling Holder(s).

               (d)  With respect to any offering effected pursuant to this
Section 6, the Company will, to the extent legally permitted, provide customary indemnification for the selling Holder(s) and any underwriter of Conversion Stock sold by them (and any of their directors, officers and controlling persons) and the selling Holders will, to the extent legally permitted, provide customary indemnification for the Company (and any of its directors, officers and controlling persons) and any underwriters.

               (e) The rights pursuant to this Section 6 may be assigned by a Party together with any transfer or assignment of the Conversion Stock, provided the transfer or assignment complies with the applicable securities laws and the terms of this Agreement.

               (f) The rights granted pursuant to this Section 6 shall terminate upon the earlier of (i) three years after the IPO and (ii) the date such Holder is eligible to sell all of its Conversion Stock under a relevant securities law registration exemption within any three-month period.

     7.   Financial Information. The Company shall make the following documents
          ---------------------
available to any shareholder upon request: (a) within 90 days after the end of each fiscal year of the Company, year-end financial reports; (b) within 45 days after the end of the first three quarters of each fiscal year, quarter-end financial reports; and (c) within 30 days prior to the end of each fiscal year, a budget and business plan for the next fiscal year. In addition, the Company shall, upon reasonable notice, give each such shareholder, during regular business hours, reasonable access to the properties, documents and records, financial and otherwise, of the Company, and provide copies or extracts of the Company's documents and records as such shareholder may reasonably request. The obligations hereunder shall terminate upon consummation of the IPO.

     8.   Lockup Agreement. In connection with an underwritten offering by the
          ----------------
Company, if so requested by the Company or any of the underwriters, the Holders shall not, directly or indirectly, sell, offer or contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to an affiliate or pursuant to gifts to donees who agree to be similarly bound) any Conversion Stock at any time during the period specified by the Company's Board of Directors at the request of the underwriters, with such period not to exceed 180 days following the effective date of offering (the "Lockup Period").

     9.   Right to Maintain.
          -----------------

               (a) The Parties shall cause the Company to grant to PeoplePC, @viso and, following the exercise of the Warrant, SBCP, the right of first refusal to acquire its Pro Rata Share of New Securities (as defined in this Section 9) which the Company may, from time to time, propose to sell and issue. A "Pro Rata Share," for purposes of this right of first refusal, is the ratio that (i) the sum of the number of Class A Common Shares and shares of Conversion Stock then held by PeoplePC, @viso or SBCP, as the case may be, bears to (ii) the sum of the total number of Class A Common Shares outstanding and shares of Conversion Stock then held by all Holders.

               (b) Except as set forth below, "New Securities" shall mean any shares of Company Securities, including any class of Common Shares and any series of Preferred Shares, whether now authorized or not, and rights, options or warrants to acquire said shares of Common Shares or Preferred Shares, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for said shares of Common Shares or Preferred Shares. Notwithstanding the foregoing, "New Securities" does not include:

                    (i) Class A Common Shares issued with respect to the Conversion Stock;

                    (ii) shares issued or issuable to employees, directors, consultants and vendors pursuant to an employee stock option plan, stock purchase plan or similar benefit program or agreement approved by the Board of Directors, where the primary purpose is not to raise additional equity capital for the Company;

                    (iii) as direct consideration for the acquisition by the Company of another business entity or the merger of any business entity with or into the Company;

                    (iv) in connection with a stock split or dividend, or a recapitalization or reorganization of the Company;

                    (v) upon the exercise of warrants or options, or upon the conversion of convertible securities, outstanding on the date hereof or as to which PeoplePC, @viso or SBCP have been previously offered the right to participate as contemplated by this Section 9;

                    (vi)  securities issued in the IPO;

                    (vii) securities issued pursuant to a strategic partnership or customer transaction of the Company; or

                    (viii)  securities issued pursuant to this Section 9;

provided, however, that the foregoing exceptions (i)-(viii) shall not apply to PeoplePC to the extent necessary for PeoplePC to maintain its ownership interest of the Company's outstanding capital stock at 51% at all times; provided, further, that where securities are issued as contemplated by this Section 9 as a result of the issuance of New Securities that are Class A Common Shares, the right to maintain shall be exercised by acquiring a newly authorized series of preferred stock having rights, preferences and privileges similar to the Class B Common Shares, the fair market value of which shall be determined by an investment bank acceptable to the Holders of three-quarters of the Conversion Stock.

               (c) In the event the Parties cause the Company to undertake an issuance of New Securities, it shall give written notice of its intention to each of PeoplePC, @viso and SBCP describing the amount and type of New Securities, and the price and terms upon which the Company proposes to issue the same. Each such party shall have 14 days from the date of receipt of any such notice to agree to acquire up to its respective Pro Rata Share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be acquired. An indication to exercise its right to maintain shall not be binding upon such party unless and until the Company obtains binding commitments to acquire all or a part of the securities specified in the notice of the offering on the terms stated in such notice.

               (d) Beginning 14 days after the notice given pursuant to Section 9(c) above, the Company shall have 180 days to issue the New Securities not elected or eligible to be acquired by PeoplePC, @viso or SBCP at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not issued all of the New Securities within said 180 day period, the Company shall not thereafter issue any New Securities without first offering such securities in the manner provided above.

               (e) @viso and SBCP's rights under this Section 9 may be assigned to any of their affiliates with the Company's consent and will terminate and be of no further force or effect upon the closing of the Company's IPO. PeoplePC's rights under this Section 9 shall survive the closing of the IPO.

     10.  Limitation on Ownership of Company Securities. For a period of ten
          ---------------------------------------------
years from the Closing Date, except for shares acquired by SBCP on exercise of the Warrant, each Party other than PeoplePC shall not (and each such Party shall not permit any of its affiliates to) acquire, directly or indirectly, beneficial ownership of any Company Securities or authorize or make a tender, exchange or other offer, without the written consent of the Company, if the effect of such acquisition or offer would be to increase the quotient determined by dividing
(a) the number of Company

Securities beneficially owned by such Party, including without limitation the Warrant Shares, by (b) the number of shares of Company Securities outstanding, to more than the value of such quotient as calculated on the Closing Date.

               (a) Subject to the limitation set forth in this Section 10, Company Securities may be acquired by any such Party in the open market or from third parties; provided, however, that (i) such Party advises management of the Company as to such Party's plans to acquire additional Company Securities reasonably in advance of any such acquisition, and (ii) all open market purchases of Company Securities by such Party shall be made in compliance with applicable laws and regulations and the provisions of this Agreement.

               (b) Such Party will not be obligated to dispose of any Company Securities if the aggregate percentage ownership of that Party in the Company Securities is increased as a result of a recapitalization of the Company or a repurchase of securities by the Company or any other action taken by the Company or its affiliates, but that Party shall not acquire any additional Company Securities unless such acquisition would otherwise be permitted under this Agreement. No such Party shall join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any third person, for the purpose of acquiring, holding, or disposing of Company Securities.

     11.  Right of First Refusal.
          ----------------------

          11.1  Grant of Right; Exercise or Right. Prior to making any sale or
                ---------------------------------
transfer of Company Securities, other than to an affiliate in accordance with
Section 4, each Party other than PeoplePC shall give the Company the opportunity to purchase such Company Securities in the following manner:

               (a) Such Party shall give notice (the "Transfer Notice") to the Company in writing of such intention specifying the names of the proposed purchasers or transferees, the amount of Company Securities proposed to be sold or transferred, the proposed price per share therefor (the "Transfer Price") and the other material terms upon which such disposition is proposed to be made.

               (b) The Company shall have the right, exercisable by written notice given by the Company to such Party within five (5) business days after receipt of such Transfer Notice, to purchase all of the Company Securities specified in such Transfer Notice for cash per share equal to the Transfer Price.

               (c) If the Company exercises its right of first refusal hereunder, the closing of the purchase of the Company Securities with respect to which such right has been exercised shall take place within fifteen (15) business days after the Company gives notice of such exercise, which period of time shall be extended if necessary to comply with applicable securities laws and regulations. Upon exercise of the Company's right of first refusal, the Company and the Party shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

               (d) If the Company does not exercise its right of first refusal hereunder within the time specified for such exercise, the Party shall be free, during the period of thirty (30) days following the expiration of such time for exercise, to sell the Company Securities specified in such Transfer Notice on terms no less favorable to such Party than the terms specified in such Transfer Notice; provided, however, such transfer shall be subject to any restrictions imposed under applicable securities laws and regulations. The transferee who acquires such Company Securities shall be bound by the provisions of this Agreement as though named as a party hereto.

          11.2  Assignment of Right. In the event that the Company elects to
                -------------------
exercise a right of first refusal to purchase all of the Company Securities specified in the Transfer Notice under this Section 11, the Company may specify prior to the closing of such purchase that PeoplePC is its designee to purchase all or part (if the balance is purchased by the Company) of the Company Securities to which such notice relates. If the Company shall designate PeoplePC as the purchaser pursuant to this Section 11, the giving of notice of acceptance of the right of first refusal by the Company shall constitute a legally binding obligation of the Company to complete such purchase if PeoplePC shall fail to do so.

     12.  Conversion.
          ----------

          12.1  Optional Conversion of Preferred Stock or Class B Common Shares.
                ---------------------------------------------------------------
As set forth in the Articles of Association, each share of Preferred Stock and each share of Class B Common Shares shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and nonassessable Class A Common Shares as is determined by dividing the Original Issue Price per share of such share of Preferred Stock or Class B Common Shares, as the case may be, by the Conversion Price per share at the time in effect for such series or class.

          12.2  Automatic Conversion of Preferred Stock. As set forth in the
                ---------------------------------------
Articles of Association, each share of Series A Preferred Stock shall automatically be converted into Class A Common Shares at the then effective Conversion Price upon (i) the IPO or (ii) a merger of the Company with and into PeoplePC, or acquisition of all of the Company's assets or shares by PeoplePC. The Class B Common Shares shall not automatically convert into Class A Common Shares at any time.

          12.3  Original Issue Price and Conversion Price. The Original Issue
                -----------------------------------------
Price per share of Series A Preferred Shares is $3.00. The Conversion Price per share of Series A Preferred Shares initially shall be $3.00. The Original Issue Price per share of Series B Preferred Shares is $3.00. The Conversion Price per share of Series B Preferred Shares initially shall be $3.00. The Original Issue Price per share of Class B Common Shares is $3.00. The Conversion Price per share of Class B Common Shares initially shall be $1.00.

          12.4  Adjustment of Conversion Prices. The Conversion Prices shall be
                -------------------------------
subject to adjustment, as applicable, from time to time as follows:

               (a)  Adjustments for Subdivisions or Combinations of Class A
                    -------------------------------------------------------
Common Shares. In the event the outstanding Class A Common Shares shall be
-------------
subdivided into a greater number of Class A Common Shares, the Conversion Price of the Class B Common Shares and each series of Preferred Stock then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Class A Common Shares shall be combined or consolidated into a lesser number of Class A Common Shares, the Conversion Price of the Class B Common Shares and each series of Preferred Stock then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

               (b)  Adjustments for Stock Dividends and Other Distributions. In
                    -------------------------------------------------------
the event the Company makes, or fixes a record date for the determination of holders of Class A Common Shares entitled to receive, any distribution (excluding repurchases of securities by the Company not made on a pro rata basis) payable in property or in securities of the Company other than Class A Common Shares, then and in each such event the holders of the Class B Common Shares and Preferred Stock shall receive, at the time of such distribution, the amount of property or the number of securities of the Company that they would have received had their Class B Common Shares and Preferred Stock been converted into Class A Common Shares on the date of such event.

               (c)  Adjustments for Reclassifications or Similar Events. If the
                    ---------------------------------------------------
Class A Common Shares shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by capital reorganization, reclassification or otherwise, then each share of Class B Common Shares and Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Class A Common Shares of the Company deliverable upon conversion of such Class B Common Shares or shares of Preferred Stock shall have been entitled upon such capital reorganization, reclassification or other event.

               (d)  Adjustments for Diluting Issues. Adjustment to the
                    -------------------------------
Conversion Prices, if any, as the Company's Board of Directors deems to be equitable and subject to the last sentence of this Section 12.4(d), shall be made in the event of any change in the outstanding shares of Company Securities by reason of any new issuance with an issue price per share less than or equal to the Conversion Price per share of the Preferred Shares then in effect (a "Dilutive Issuance"), it being understood that Dilutive Issuances shall not include issuances (i) upon conversion of shares of Preferred Stock or Class B Common Stock; (ii) to employees, consultants, officers or directors of the Company pursuant to a stock grant, stock option plan or stock purchase plan or similar benefit including without limitation upon the exercise of outstanding options; (iii) to any party in connection with a transaction or arrangement which has business purposes and benefits to the Company in the good faith judgement of the Board of Directors, including, but not limited to, an acquisition or merger, a strategic alliance or corporate partnering transaction, a vendor or customer agreement or an asset acquisition or disposition agreement. Any adjustment of the Conversion Prices shall be made by the Company's Board of Directors in the event of a Dilutive Issuance using a broad-based, weighted average, price-based antidilution formula which adjusts the Conversion Prices based upon a weighted average of the purchase prices of outstanding Company Securities and the newly issued Company Securities that result from a Dilutive Issuance. The determination of the Company's Board of Directors as to the amount (if any) of adjustment to the Conversion Prices in response to any Dilutive Issuance shall be final, binding and conclusive as to all Parties. Notwithstanding the foregoing, no adjustment to the Conversion Price of the Class B Common Shares under this Section 12.4(d) shall be made unless it is necessary and only to the extent necessary to maintain PeoplePC's ownership of Company Securities at 51% at any time.

               (e)  Payment of Excess Par Value. If an adjustment of the
                    ---------------------------
Conversion Price pursuant to this Section 12.4 implies that the shares to be converted shall be converted into shares with in the aggregate a larger amount in par value, the excess in par value shall be issued to the respective shareholder against the free distributable reserves of the Company. Whereby fractions of 0.5 or more shall be rounded up and fractions less than 0.5 shall be rounded down to the next round figure.

               (f)  Retirement of Shares on Certain Conversion Events. If an
                    -------------------------------------------------
adjustment of the Conversion Price pursuant to this Section 12.4 implies that the shares to be converted shall be converted into shares with in the aggregate a lower amount in par value, the shares which comprise the deficit shall be transferred by the respective shareholder for no consideration to the Company. Whereby fractions of 0.5 or more shall be rounded up and fractions less than 0.5 shall be rounded down to the next round figure.

          12.5  Mechanics of Optional and Automatic Conversions. Before any
                -----------------------------------------------
holder shall be entitled to convert the same into Class A Common Shares pursuant to Section 12.1, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent, and shall give written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same, and such conversion shall be deemed to have been made immediately prior to the close business on the date of such surrender of the shares to be converted. In the event of an automatic conversion pursuant to Section 12.2, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holder of such shares and whether or not the certificates representing such shares are surrendered to the Company or the transfer agent for such Preferred Stock; and the Company shall not be obligated to issue certificates evidencing the Class A Common Shares issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Company or the transfer agent for such Preferred Stock as provided above, or the holder notifies the Company or the transfer agent for such Preferred Stock that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The Company shall, as soon as practicable thereafter, issue and deliver to such address as the holder may direct, a certificate or certificates for the number of Class A Common Shares to which such holder shall be entitled.

     13.  Purchase Rights. If the IPO does not occur within four years of the
          ---------------
date hereof, @viso and SBCP shall be entitled to purchase all of PeoplePC's Company Securities, subject to PeoplePC's superseding right to purchase all of their Company Securities, at a price equal to the then fair market value as determined (without regard to any control premium) by a process agreed to by @viso and PeoplePC. PeoplePC shall be entitled to use as consideration, at its sole election, cash or registered PeoplePC stock.

     14.  Voting Agreement with Respect to the Board of Directors
          -------------------------------------------------------

          14.1  Election of Directors. At each annual meeting of the
                ---------------------
shareholders of the Company, or at any meeting of the shareholders of the Company at which members of the Board of Directors of the Company are to be elected, or whenever members of the Board of Directors are to be elected by written consent, each Party, Holder or transferee that is entitled to vote agrees to vote or act with respect to their shares:

               (a) So as to elect four members of the Company's Board of Directors designated by PeoplePC; provided that PeoplePC continues to hold at least 25% of the outstanding capital stock of the Company;


               (b) So as to elect two members of the Company's Board of Directors designated by @viso; provided that after the Company's IPO, @viso shall be entitled to elect only one director, and only if @viso, SBCP and their affiliates hold at least 75% of the Company Securities issued to them hereunder (as adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like); and

               (c) So as to elect the President and Chief Executive Officer of the Company who shall be designated by PeoplePC;

it being understood that for so long as PeoplePC is entitled to designate four directors hereunder, PeoplePC shall continue to control the daily operating decisions of the Company (including issues relating to brand management).

          14.2  Removal. PeoplePC or @viso, as the case may be, may procure
                -------
removal of any or all of its designated directors (and PeoplePC may remove the President and Chief Executive Officer) at any time and from time to time, with or without cause (subject to any requirements of law), in their sole discretion, and after written notice to each of the Parties hereto of the new nominee to replace such director or officer, each Party, Holder or transferee that is entitled to vote shall promptly vote its shares of capital stock of the Company to elect such nominee to the Board of Directors.

          14.3  Super-majority Vote. Only prior to the Company's IPO, decisions
                -------------------
of the Board of Directors shall require a super-majority, defined as the vote of five directors, one of which shall be by a director designated by @viso, with respect to the following transactions (except where such transactions or arrangements are contemplated by this Agreement or any related agreements or documents):

               (a) any proposal to the general meeting to distribute a dividend or other distribution;

               (b) any proposal to the general meeting to make any acquisition in which more than 20% of the stock of the Company is issued, or any sale of more than 20% of the Company's assets, or any capital expenditure representing more than 20% of the Company's assets, or to the extent the board of directors is authorized to resolve upon the issuance of shares pursuant to Article 4 of the Articles of Association of the Company, a resolution to accomplish any such sale of assets or capital expenditure;

               (c) any material contracts or arrangements with PeoplePC, or @viso or SBCP or their affiliates, other than contracts or arrangements (i) contemplated by this Agreement or any related agreements or documents or (ii) entered into in the ordinary course of business;

               (d) any proposal to the general meeting to adopt compensatory stock option or other equity incentive plans which, in the aggregate, reserve for issuance more than 15% of the Company Securities at their date of adoption, or to the extent the board of directors is authorized to resolve upon the issuance of shares pursuant to Article 4 of the Articles of Association of the Company, a resolution to accomplish any such stock option or equity incentive plan; or

               (e) a dedication of a material amount of assets to an activity that is outside the Company's stated purpose.

          14.4 Quorum. A quorum shall consist of at least a majority of the
               ------
directors, with decisions taken by majority vote except as otherwise provided herein. All directors shall be provided with reasonable notice of not less than five business days unless otherwise agreed to and the opportunity to attend meetings of the Board of Directors; provided, however, that attendance at a meeting shall constitute a waiver of such notice requirement.

     15.  Shareholder Voting.
          ------------------

          15.1  Approval of Certain Shareholders. Only prior to the Company's
                --------------------------------
IPO, the favorable vote of each of @viso and PeoplePC will be required to approve the following (unless otherwise permitted under this Agreement):

               (a)  a change in number of directors of the Board of Directors;

               (b) an acquisition, sale or merger of or by the Company resulting in a change of control of the Company, or a liquidation of the Company; or

               (c) any amendment of the Articles of Association which adversely affects either @viso or PeoplePC, it being understood that the authorization of additional shares of capital stock with rights, preferences and privileges substantially similar to those of the Series A Preferred Shares (other than rights, preferences and privileges which are related to the price of a new series of capital stock) in connection with fund raising activities shall, among other things, not constitute an adverse effect.

     In addition, the Parties shall execute and shall procure to cast their votes in any corporate body of the Company in accordance with the terms of this Agreement.

          15.2  Class B Common Shares. Prior to the Company's IPO, each holder
                ---------------------
of Class B Common Shares will vote one third of the Class B Common Shares held by it. Thereafter, the provisions of the Company's Articles of Association shall govern.

          15.3  Form of Dividend Consideration. The Parties agree that at any
                ------------------------------
general meeting at which the form of consideration of a dividend is to be determined by the shareholders, the Parties will vote in favor of the form of consideration voted for by PeoplePC, which shall be either cash or the type of consideration received by the Company's shareholders in the event that triggers such dividend payment.

     16.  Amendment. Except as otherwise provided herein, neither this Agreement
          ---------
nor any provisions hereof shall be amended, waived, discharged or terminated without written consent of the Company and the Parties.

     17.  Start-up Expenses. Upon approval of the Board of Directors, the
          -----------------
Company shall reimburse PeoplePC and @viso for reasonable start-up expenses incurred by PeoplePC and @viso on behalf of the Company; provided, however, that such reimbursable expenses shall include only third party expenses and not management time.

     18.  Closing Conditions.
          ------------------

          18.1  Conditions to Obligations of the Parties. The obligation of each
                ----------------------------------------
Party to acquire securities pursuant to Section 2.1 is subject to the fulfillment on or prior to the Closing Date of the following conditions, any or all of which may be waived at the option of the Party.

               (a) All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

               (b) There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

               (c) There shall not be in effect any law, rule or regulation prohibiting or restricting such issuance, or requiring any consent or approval of any person which shall not have been obtained to issue the securities hereunder, except as otherwise provided in this Agreement.

               (d) The Articles of Association in the form attached hereto as Exhibit C shall have been approved by the Dutch Ministry of Justice.

               (e) The License Agreement in the form attached hereto as Exhibit A and the License Agreement between PPC U.S. and PPC B.V.I. contemplated thereby shall be in full force and effect and neither party shall be in breach thereof.

               (f) The Services Agreement attached hereto as Exhibit B shall be in full force and effect and the parties thereto shall not be in breach thereof.

          18.2 Conditions to Obligations of the Company. The Company's
               ----------------------------------------
obligation to issue the securities pursuant to Section 2.1 is subject to the fulfillment on or prior to the Closing Date of the following conditions, any or all of which may be waived at the option of the Company:

               (a)  The representations and warranties made by each Party in
Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

               (b) All covenants, agreements and conditions contained in this Agreement to be performed by the Parties on or prior to the Closing Date shall have been performed or complied with in all material respects.

               (c) There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

               (d) There shall not be in effect any law, rule or regulation prohibiting or restricting such issuance, or requiring any consent or approval of any person which shall not have been obtained to issue the securities hereunder, except as otherwise provided in this Agreement.

               (e) The Articles of Association in the form attached hereto as Exhibit C shall have been approved by the Dutch Ministry of Justice.

               (f) The Parties or any affiliates designated as signatories to each of the License Agreement, the Services Agreement and the Vivendi Connectivity Agreement shall have delivered a duly executed counterpart of each such agreement, each such agreement shall be in full force and effect and the parties thereto shall not be in breach thereof.

     19.  Governing Law. This Agreement shall be governed in all respects by the
          -------------
internal laws of the State of New York without regard to conflict of laws provisions. Any claim or disagreement arising out of or in connection with this Agreement shall be referred to arbitration in London, England with three arbitrators under the LCIA Rules. The arbitration award shall be final and binding upon the parties and judgment thereon may be entered in any court having jurisdiction.

     20.  Entire Agreement; Conflict. This Agreement and the exhibits hereto
          --------------------------
constitute the full and entire understanding and Agreement among the Parties regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the Parties hereto. In the event of a conflict, inconsistency or disagreement between this Agreement and the Articles of Association of the Company, the provisions of this Agreement shall prevail and the Parties shall not claim any rights under the Articles of Association that are in violation of, or inconsistent with, this Agreement. If the implementation or performance of this Agreement is in any way precluded by the Articles of Association, the Parties shall promptly procure the amendment of the Articles of Association to permit full implementation and performance hereof.

     21.  Notices, etc. All notices and other communications required or
          ------------
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:

               (a) if to a Party, at such Party's address as set forth on the signature page hereto, or at such other address as such Party shall have furnished to the Company,

               (b)  if to the Company, to:

                    PeoplePC BV
                    c/o PeoplePC, Inc.
                    100 Pine Street, Suite 100
                    San Francisco, California 94111
                    Attention: Glen Kohl
                    Fax: (415) 837-3857

     or at such other address as the Company shall have furnished to the Parties, with a copy to:

                    Wilson Sonsini Goodrich & Rosati
                    650 Page Mill Road
                    Palo Alto, California 94304-1050
                    Attention: Mark A. Bertelsen, Esq.
                               Don S. Williams, Esq.
                    Fax:       (650) 493-6811

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 14 days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     22.  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

COMPANY                                   PARTIES

PEOPLEPC BV                               PEOPLEPC, INC.

By:  /s/ Oliver Hoyng                     By:   /s/ Glen Kohl
    --------------------------------          --------------------------------

Name:    Oliver Hoyng                     Name:     Glen Kohl
      ------------------------------            ------------------------------

                                                  Senior Vice President,
                                                  Corporate Secretary and
Title:   Managing Director                Title:  General Counsel
       -----------------------------            ------------------------------

                                          Address: 100 Pine Street, Suite 1100
                                                   ---------------------------
                                                   San Francisco, CA 94111
                                                   ---------------------------


                                          OLIVE HILL INVESTMENTS N.V.

                                          By:  /s/ E. Rakers
                                              --------------------------------

                                          Name:    E. Rakers
                                                ------------------------------

                                                 Managing Director,
                                          Title: Equity Trust (Curacao) N.V.
                                                 -----------------------------

                                          Address:
                                                   ---------------------------

                                                   ---------------------------

                  [Signature Page to Shareholders' Agreement]

                                        @VISO LIMITED

                                        By: /s/ Pierre Liautaud
                                            ---------------------------------

                                        Name:   Pierre Liautaud
                                              -------------------------------

                                        Title:  Chief Executive Officer
                                               ------------------------------

                                            Address: c/o Macfarlanes
                                                     10 Norwich Street
                                                     London EC4A 1BD
                                                     England
                                                     Attention: Charles Martin
                                            Telephone: 44-207-831-9222
                                            Fax:       44-207-831-9607

                                            With a copy to:
                                               Sullivan & Cromwell
                                               125 Broad Street
                                               New York, NY 10004
                                               USA
                                               Attention: Stephen A. Grant, Esq.
                                               Telephone: 212-558-3504
                                               Fax:       212-558-3588


                                        SOFTBANK CAPITAL PARTNERS LP

                                        By: SOFTBANK CAPITAL PARTNERS LLC,
                                            General Partner

                                            By:  /s/ Steven J. Murray
                                                -----------------------------

                                            Name:    Steven J. Murray
                                                  ---------------------------

                                            Title:   Administrative Member
                                                   --------------------------


                                            Address:  1188 Center Street
                                                     ------------------------
                                                      Newton Center, MA 02459
                                                     ------------------------


                  [Signature Page to Shareholders' Agreement]

                                   Exhibit A

                               License Agreement

                                   Exhibit B

                           Master Services Agreement

                                   Exhibit C

                            Articles of Association

                                   Exhibit D

                                Form of Warrant